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                                                                    Exhibit 4.6

                               THIRD AMENDMENT TO
                     HEALTH CARE AND RETIREMENT CORPORATION
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     THIS THIRD AMENDMENT TO THE HEALTH CARE AND RETIREMENT CORPORATION STOCK
OPTION PLAN FOR OUTSIDE DIRECTORS, dated as of                     , 1998, is
made and adopted by HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

     WHEREAS, the Company has adopted the Amended Health Care and Retirement Corporation Stock Option Plan for Outside Directors (the "Plan") for the benefit of its outside directors;

     WHEREAS, effective as of February 1, 1996, the Company amended the Plan pursuant to that certain First Amendment to Health Care and Retirement Corporation Stock Option Plan for Outside Directors, and effective as of February 1, 1996, the Company further amended the Plan pursuant to that certain Second Amendment to Health Care and Retirement Corporation Stock Option Plan for Outside Directors;

     WHEREAS, the Company desires to amend the Plan so as to increase the number of shares reserved for issuance thereunder; and

     WHEREAS, this Third Amendment was duly adopted by a resolution of the Board
of Directors of the Company dated as of August      , 1998, subject to approval
thereof by the Company's shareholders.

     NOW THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

     1. Section 2.1 of the Plan is hereby amended by deleting the second sentence of such Section in its entirety and replacing it with the following sentence:

     "The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 800,000 shares."

     2. This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

     3. This Third Amendment shall be effective as of the effective time of the merger of Manor Care, Inc. ("Manor Care") with and into Catera Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of the Company, with Manor Care being the surviving corporation, pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of June 10, 1998 by and among Manor Care, Merger Sub and the Company.

     4. Except as set forth herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be executed by its duly authorized officer as of August 13, 1998.

                                        HEALTH CARE AND
                                        RETIREMENT CORPORATION

                                        By: /s/ R. Jeffrey Bixler
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                                        Title: Vice President and Secretary

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     I hereby certify that the foregoing amendment to the Plan was duly approved by the shareholders of Health Care and Retirement Corporation on September 24, 1998.

     Executed on this 24th day of September, 1998.

                                          By: /s/ R. Jeffrey Bixler
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